PRESS RELEASE

	Contact:	Fred G. Kowal President and Chief Operating Officer (973) 748-3600
American Bancorp of New Jersey, Inc. American Bank of New Jersey 365 Broad Street Bloomfield, NJ 07003-2798 NASDAQ Global Market "ABNJ"		For Immediate Release March 28, 2007

AMERICAN BANCORP OF NEW JERSEY, INC. ANNOUNCES
COMPLETION OF STOCK REPURCHASE

Bloomfield, New Jersey - March 28, 2007 - American Bancorp of New Jersey, Inc. (NASDAQ: ABNJ) (the "Company"), the holding company of American Bank of New Jersey (the "Bank"), announced the completion of its repurchase of 1,416,322 shares of common stock in accordance with the Company's 10% stock repurchase plan announced on October 19, 2006.

As of December 31, 2006, the Company had consolidated total assets of $524.3 million and stockholders' equity of $112.6 million. The Bank is a federally chartered stock savings bank which conducts business from its main office in Bloomfield, New Jersey and its branch offices located in Verona and Cedar Grove, New Jersey.

The foregoing material contains forward-looking statements concerning our financial condition, results of operations and business. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.